Exhibit 10.40
LOAN AGREEMENT
by and between
ASSET CAPITAL PARTNERS, L.P., a Delaware limited partnership, as Borrower
and
CITIZENS BANK OF PENNSYLVANIA, a Pennsylvania banking corporation, as Lender,

i

ii

iii

Loan Agreement
This Loan Agreement (this “Agreement”) is made as of the 20th day of March, 2006, by and between ASSET CAPITAL PARTNERS, L.P., a Delaware limited partnership and (the “Borrower”) and CITIZENS BANK OF PENNSYLVANIA, a Pennsylvania banking corporation (together with its successors and assigns, “Lender”).
Recitals
     A. Lender has agreed to make a loan to Borrower in the maximum principal amount of $19,000,000 (the “Loan”), subject to the terns and conditions contained herein.
     B. The Loan is evidenced by that certain Revolving Credit Note of even date herewith in the original principal balance of $19,000,000 (as the same may be amended, modified, supplemented, replaced, or restated from time to time, the “Note”). The terms and provisions of the Note are hereby incorporated by reference into this Agreement.
     C. Payment of the Note, and the due performance by Borrower of all of its obligations under the Note is guaranteed by Asset Capital Corporation, Inc., a Maryland corporation (“Guarantor”), and by ACC Timonium LLC, a Delaware limited liability company (“Timonium”), ACC Columbia Medical Campus LLC, a Delaware limited liability company (“Columbia”) and ACC Frederick Medical Center LLC, a Delaware limited liability company (“Frederick”, and together with Timonium and Columbia, the ”IDOT Guarantors”). The obligations of IDOT Guarantors are secured by the lien of that certain Indemnity Deed of Trust, Assignment, Security Agreement and Fixture Filing of even date (the “Deed of Trust”). This Agreement, the Note, the Deed of Trust and any other document executed and delivered in connection with the Loan, as the same may be amended or modified from time to time, are sometimes individually referred to herein as a “Loan Document” and collectively as the “Loan Documents.”
     D. The parties hereto desire to set forth the terms and conditions under which the Loan shall be made and administered.
     NOW, THEREFORE, in consideration of the foregoing and of the mutual covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby covenant and agree as follows:
Agreements
ARTICLE I
General Information.
Section 1.1   Schedules.
     The Schedules attached to this Agreement are incorporated herein and made a part hereof.
Section 1.2   Defined Terms.

Capitalized terms in this Agreement shall have the meanings ascribed to such terms in the Preamble hereto and in Schedule 1.
ARTICLE II
Advances of the Loan.
Section 2.1   The Loan.
Borrower agrees to borrow the Loan from Lender, and Lender agrees to lend the Loan to Borrower, subject to the terms and conditions herein set forth.
     (a) Initial Advance of Maximum Loan Amount. On the Closing Date, Lenders shall make an initial advance of a portion of the Maximum Loan Amount in the amount of up to $276,119.75 (“Initial Advance”). Interest shall accrue and be payable in arrears on the principal amount outstanding.
     (b) Interest Payment; Debt Service Advance Amount and Use. Borrower shall either (i) remit to Lender interest due on the unpaid principal balance of the Loan outstanding in monthly installments on each Payment Date in accordance with Section 2 of the Note (“Debt Service Payment”) or (ii) at Borrower’s option, Borrower may request Lender to make an advance from the Interest Reserve (each, a “Debt Service Advance”) on any Payment Date in an amount equal to the Debt Service Payment provided that the aggregate amount of Debt Service Advances shall at no time exceed amounts available under the Interest Reserve. Each Debt Service Advance shall be added to the unpaid principal balance of the Loan as of the day such advance is made; provided, (i) Lender shall have no obligation to make any Debt Service Advance at any time during which a Default exists and (ii) if insufficient funds remain in the Interest Reserve to pay accrued interest on any Payment Date, Borrower shall make such payment(s) from its own funds. The making of any advance by Lender at the time when a Default exists shall not be deemed a waiver or cure by Lender of such Default, nor shall Lender’s rights and remedies by prejudiced in any manner thereby.
     (c) Working Capital Advances; Borrowing Base Availability and Revolving Borrowings. The Borrower shall be entitled to request working capital advances (“Working Capital Advances”) from Lender in an aggregate amount not to exceed the Maximum Working Capital Advance Amount provided that at no time shall the aggregate principal amount outstanding under the Loan (including Advances under the Interest Reserve) exceed the lesser of (X) the Maximum Loan Amount or (Y) the aggregate of the Release Prices (as such amounts shall be determined based on eighty percent (80%) of the aggregate “as is” appraised value of the Property and subject to adjustment pursuant to the terms hereof) of the Property, or part thereof, pledged as collateral for the Loan (the “Borrowing Base Availability”) in accordance with the terms and conditions of this Loan Agreement; provided further that Borrower shall not be entitled to any Advance hereunder (i) should there exist an Event of Default at the time such Advance is requested or (ii) at any time after thirty (30) days preceding the Maturity Date. Notwithstanding anything to the contrary contained herein, the Borrowing Base Availability shall be determined by Lender, in Lender’s sole discretion, and shall be subject to adjustment pursuant to Section 8.4 hereof. Subject to the restrictions on Advances set forth in this Section 2.1, following the completion of the IPO of Guarantor, Borrower shall be entitled to borrow, repay and reborrow amounts under the Loan.

     (d) Advances. The Borrower shall give Lender written notice (or telephonic notice promptly confirmed in writing) of each request for Advance hereunder prior to 11:00 a.m. on the requested date of each Advance. Each request for Advance shall be irrevocable and shall specify: (i) the aggregate principal amount of such Borrowing; (ii) the date of such Borrowing (which shall be a Business Day) and (iii) the account of the Borrower to which the proceeds of the Advance should be credited.
     (e) Optional Prepayments. The Borrower shall have the right at any time and from time to time to prepay the Loan, in whole or in part, by giving written notice (or telephonic notice promptly confirmed in writing) to the Lender no later than 11:00 a.m. on the date of such prepayment. Each such notice shall be irrevocable and shall specify the proposed date of such prepayment and the principal amount to be prepaid. If such notice is given, the aggregate amount specified in such notice shall be due and payable on the date designated in such notice, together with accrued and unpaid interest to such date on the amount so prepaid.
     (f) Maturity Date.
          (i) Initial Maturity. Subject to Borrower’s right to extend the term of the Loan as set forth below, if not sooner paid, the entire outstanding principal balance, together with all accrued interest thereon, shall be payable on the Initial Maturity Date.
          (ii) Extension Option. Borrower has the right to extend the maturity of the Loan until the Extended Maturity Date upon Borrower’s satisfaction of each of the conditions set forth in this Section 2.1(f).
          (iii) Conditions Precedent to Extension. Each of the following conditions must be satisfied in a manner acceptable to Lender (or waived in writing by Lender) as a condition precedent to extension of the Initial Maturity Date:
                    (A) Borrower delivers written notice to Lender not more than ninety (90) days and not less than thirty (30) days prior to the Initial Maturity Date advising that Borrower is exercising its extension option, together with all materials requested by Lender to confirm that the performance criteria identified in subsection (E) below have been satisfied.
                    (B) No Event of Default exists as of the date Borrower exercises its extension option and/or as of the Initial Maturity Date.
                    (C) Borrower executes and delivers to Lender a confirmation or amendment to this Loan Agreement, as applicable, acceptable to Lender in all respects, which confirms that the term of the Loan has been extended until the Extended Maturity Date, and such other matters as Lender may require.
                    (D) Borrower reimburses Lender for all costs reasonably incurred by Lender in processing the extension request, including, without limitation, reasonable legal fees and expenses.

                    (E) The Two Year Anniversary Date Debt Service Coverage Ratio Test has been satisfied, as determined by Lender in Lender’s sole discretion.
ARTICLE III
Representations and Warranties.
Borrower represents and warrants to Lender that:
Section 3.1   Organization, Power and Authority of Borrower; Loan Documents.
Borrower (a) is a limited partnership duly organized, existing and in good standing under the laws of the state in which it is organized and is duly qualified to do business and in good standing in the state in which the Land is located (if different from the state of its formation) and in any other state where the nature of Borrower’s business or property requires it to be qualified to do business, and (b) has the power, authority and legal right to own its property and carry on the business now being conducted by it and to engage in the transactions contemplated by the Loan Documents.
Section 3.2   Authorization; Enforceability.
The Loan Documents to which Borrower is a party have been duly executed and delivered by Borrower, and the execution and delivery of, and the carrying out of the transactions contemplated by, such Loan Documents, and the performance and observance of the terms and conditions thereof, have been duly authorized by all necessary organizational action by and on behalf of Borrower. The Loan Documents to which Borrower is a party constitute the valid and legally binding obligations of Borrower and are fully enforceable against Borrower in accordance with their respective terms, except to the extent that such enforceability may be limited by laws generally affecting the enforcement of creditors’ rights.
Section 3.3   Organizational Documents.
The organizational documents of Borrower, Guarantor and each IDOT Guarantor heretofore delivered to Lender are true, correct and complete copies thereof, and are in full force and effect, without modification or amendment.
Section 3.4   Tenant Estoppels.
Borrower certifies that the tenant estoppels received from the tenants at the Property and delivered to Lender by Borrower in conjunction with this Agreement or any transaction contemplated hereby are true, correct and complete copies thereof. Borrower acknowledges that in making the Loan to Borrower contemplated herein, Lender is acting on reliance of the foregoing.
Section 3.5   Other Documents; Laws.
The execution and performance of the Loan Documents to which Borrower is a party and the consummation of the transactions contemplated thereby will not conflict with, result in any breach of, or constitute a default under, the organizational documents of Borrower, or any contract, agreement, document or other instrument to which Borrower is a party or by which Borrower or any of its properties may be bound or affected, and such actions do not and will not violate or contravene any Law to which Borrower is subject.
Section 3.6   Taxes.
Borrower has filed all federal, state, county and municipal Tax returns required to have been filed by Borrower and has paid all Taxes which have become due pursuant to such returns or pursuant to any Tax assessments received by Borrower.
Section 3.7   Legal Actions.
Borrower has received no notice of and has no knowledge that there are any Claims or investigations by or before any court or Governmental Authority, pending, or to the best of Borrower’s knowledge and belief, threatened against or affecting Borrower, Borrower’s business, any IDOT Guarantor or the Property. Neither Borrower nor any IDOT Guarantor is in default with respect to any order, writ, injunction, decree or demand of any court or any Governmental Authority affecting Borrower, IDOT Guarantor or the Property.
Section 3.8   Nature of Loan.
Borrower is a business or commercial organization. The Loan is being obtained solely for business or investment purposes, and will not be used for personal, family, household or agricultural purposes.
Section 3.9   Trade Names.
Borrower conducts it business solely under the set forth in the Preamble of this Agreement and each IDOT Guarantor conduct their business solely under the name set forth in Schedule 1 to this Agreement and neither Borrower nor any IDOT Guarantor make use of any trade names in connection therewith, unless such trade names have been previously disclosed to Lender in writing.
Section 3.10   Financial Statements.
The financial statements heretofore delivered by Borrower, Guarantor and each IDOT Guarantor to Lender are true and correct in all material respects, have been prepared in accordance with sound accounting principles consistently applied, and fairly present the respective financial conditions of the subjects thereof as of the respective dates thereof.
Section 3.11   ERISA and Prohibited Transactions.
To the best of Borrower’s knowledge, as of the date hereof and throughout the term of the Loan: (a) Borrower is not and will not be (i) an “employee benefit plan,” as defined in Section 3(3) of ERISA, (ii) a “governmental plan” within the meaning of Section 3(32) of ERISA, or (iii) a “plan” within the meaning of Section 4975(e) of the Code; (b) the assets of Borrower do not and will not constitute “plan assets” within the meaning of the United States Department of Labor

Regulations set forth in Section 2510.3-101 of Title 29 of the Code of Federal Regulations; (c) transactions by or with Borrower are not and will not be subject to state statutes applicable to Borrower regulating investments of fiduciaries with respect to governmental plans; and (d) Borrower will not engage in any transaction that would cause any Obligation or any action taken or to be taken hereunder (or the exercise by Lender of any of its rights under the Deed of Trust or any of the other Loan Documents) to be a non-exempt (under a statutory or administrative class exemption) prohibited transaction under ERISA or Section 4975 of the Code. Borrower agrees to deliver to Lender such certifications or other evidence of compliance with the provisions of this Section as Lender may from time to time request.
Section 3.12  Compliance with Zoning and Other Requirements.
The use of the Property complies with applicable zoning ordinances, regulations and restrictive covenants affecting the Land. All use and other requirements of any Governmental Authority having jurisdiction over the Property have been satisfied, and no material violation of any Law exists with respect to the Property.
Section 3.13  Other Liens.
Neither Borrower nor any IDOT Guarantor has made any contract or arrangement of any kind the performance of which by the other party thereto would give rise to a lien on the Property, or any part thereof, having priority over the Deed of Trust or the rights of Lender thereunder.
Section 3.14  No Material Adverse Change.
No material adverse change has occurred in the financial conditions reflected in the financial statements of Borrower, Guarantor or any IDOT Guarantor since the respective dates of such statements, and no material additional liabilities have been incurred by Borrower since the dates of such statements other than the borrowings contemplated herein or as approved in writing by Lender.
Section 3.15  Access; Roads.
The Property abuts and has direct access to a legally opened public right of way.
Section 3.16  Leases.
Attached hereto as Schedule 3 is a rent roll for the Property. As of the date hereof, to the best of Borrower’s knowledge, information and belief, there is no Lease affecting the Project other than as set forth in Schedule 3. To the best of Borrower’s knowledge, information and belief, the rent roll is true, correct and complete in all material respects as of the date hereof. Borrower has previously delivered to Lender true, correct and complete copies of all Leases.
Section 3.17  Federal Reserve Regulations.
No part of the proceeds of the Loan hereunder will be used to purchase or carry any “margin stock” as defined in Regulation U of the Board of Governors of the Federal Reserve System of the United States or for the purpose of reducing or retiring any indebtedness which was originally incurred to purchase or carry any margin security or for any other purpose which might constitute this transaction a “purpose credit” within the meaning of said Regulation U. No part of the proceeds of the Loan hereunder will be used for any purpose that violates, or which is inconsistent with, the provisions of Regulation X of the Board of Governors of the Federal Reserve System or any other regulation of said Board of Governors.
Section 3.18  Investment Company Act.
Borrower is not an “investment company,” or an “affiliated person” of, or a “promoter” or “principal underwriter” for, an “investment company,” as such terms are defined in the Investment Company Act of 1940, as amended. The making of the Loan, the application of the proceeds and repayment thereof by Borrower and the performance of the transactions contemplated by this Agreement will not violate any provision of said Act, or any rule, regulation or order issued by the Securities and Exchange Commission thereunder.
Section 3.19  Unregistered Securities.
Borrower has not: (a) issued any unregistered securities in violation of the registration requirements of Section 5 of the Securities Act of 1933, as amended, or any other law; or (b) violated any rule, regulation or requirement under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, in either case where the effect of such violation constitute a Material Adverse Change.
Section 3.20  Accuracy of Information.
All factual information heretofore or herewith furnished by Borrower to Lender for purposes of or in connection with this Agreement or any transaction contemplated hereby is true and accurate in every material respect on the date as of which such information is dated or certified and no such information contains any material misstatement of fact or omits to state a material fact or any fact necessary to make the statements contained therein not misleading as of such date.
Section 3.21  Anti-Terrorism Regulations.
     (a) General. None of Borrower, Guarantor or any IDOT Guarantor is in violation of any Anti-Terrorism Law or engages in or conspires to engage in any transaction that evades or avoids, or has the purpose of evading or avoiding, or attempts to violate, any of the prohibitions set forth in any Anti-Terrorism Law.
     (b) Executive Order No. 13224. None of Borrower, Guarantor or any IDOT Guarantor is any of the following (each a “Blocked Person”):
     (i) a Person that is listed in the annex to, or is otherwise subject to the provisions of, Executive Order No. 13224;
     (ii) a Person owned or controlled by, or acting for or on behalf of, any Person that is listed in the annex to, or is otherwise subject to the provisions of, Executive Order No. 13224;

     (iii) a Person or entity with which Lender is prohibited from dealing or otherwise engaging in any transaction by any Anti-Terrorism Law;
     (iv) a Person or entity that commits, threatens or conspires to commit or supports “terrorism” as defined in Executive Order No. 13224;
     (v) a Person or entity that is named as a “specially designated national” on the most current list published by the U.S. Treasury Department Office of Foreign Asset Control at its official website or any replacement website or other replacement official publication of such list; or
     (vi) a Person or entity who is affiliated or associated with a Person or entity listed above.
     (c) None of Borrower, Guarantor or any IDOT Guarantor (i) conducts any business or engages in making or receiving any contribution of funds, goods or services to or for the benefit of any Blocked Person, or (ii) deals in, or otherwise engages in any transaction relating to, any property or interests in property blocked pursuant to Executive Order No. 13224.
     (d) None of Borrower, Guarantor or any IDOT Guarantor, nor any partner of Borrower nor any member of any IDOT Guarantor, are a “Special Designated National” or “Blocked Person” as those terms are defined in the office of Foreign Asset Control Regulations (31 C.F.R. § 500 et. seq.).
ARTICLE IV
Affirmative Covenants and Agreements.
Section 4.1  Use of Proceeds.
Borrower shall use the proceeds of the Loan for proper business purposes as contemplated by its organizational documents and in compliance with Law.
Section 4.2  Inspections; Cooperation.
Subject to the rights of tenants of the Property under their Leases and subject to applicable law, Borrower shall cause each IDOT Guarantor to permit representatives of Lender to enter upon the Land, to inspect the Improvements, to examine all records and books of account maintained by or on behalf of Borrower and/or IDOT Guarantors relating to the use and operation of all Improvements and to discuss the affairs, finances and accounts pertaining to the Loan and the Improvements with representatives of Borrower and/or IDOT Guarantors (provided, except in the event of an emergency, Lender shall give IDOT Guarantors at least one (1) Business Day’s notice by telephone in each instance before entering upon the Land and/or exercising any other rights granted in this Section). Provided that no Event of Default has occurred or is continuing, Lender shall be limited to making such inspections contemplated herein to no more than one (1) time in any twelve (12) month period for the Improvements at each of the parcels as more fully described in Exhibits A-1 through Exhibit A-3 of the Deed of Trust at a cost to Borrower not to exceed $1,500 in the aggregate in any such twelve (12) month period.

Section 4.3  Payment and Performance of Contractual Obligations.
Borrower shall perform, and shall cause IDOT Guarantors to perform in a timely manner all of their respective obligations under any and all contracts and agreements to which they are parties (including, without limitation, those related to the operation of the Improvements), and to pay when due all bills for services or labor performed and materials supplied in connection therewith.
Section 4.4  Insurance.
Borrower shall cause IDOT Guarantors to maintain the following insurance at its sole cost and expense:
     (a) Insurance against Casualty to the Property under a policy or policies covering such risks as are presently included in “special form” (also known as “all risk”) coverage, including such risks as are ordinarily insured against by similar businesses, but in any event including fire, lightning, windstorm, hail, explosion, riot, riot attending a strike, civil commotion, damage from aircraft, smoke, vandalism and malicious mischief and shall not contain an exclusion for acts of terrorism. Such insurance shall name Lender as mortgagee and loss payee. Unless otherwise agreed in writing by Lender, such insurance shall be for the full insurable value of the Property, with a deductible amount, if any, satisfactory to Lender. No policy of insurance shall be written such that the proceeds thereof will produce less than the minimum coverage required by this Section by reason of co-insurance provisions or otherwise. The term “full insurable value” means one hundred percent (100%) of the actual replacement cost of the Property (excluding land, foundation and excavation costs, site work costs and costs of underground flues, pipes, drains and other uninsurable items).
     (b) Comprehensive (also known as commercial) general liability insurance on an “occurrence” basis against claims for “personal injury” liability and liability for death, bodily injury and damage to property, products and completed operations, in limits satisfactory to Lender with respect to any one occurrence and the aggregate of all occurrences during any given annual policy period. Such insurance shall name Lender as an additional insured.
     (c) If at any time any portion of any structure on the Property is insurable against Casualty by flood and is located in a Special Flood Hazard Area under the Flood Disaster Protection Act of 1973, as amended, a flood insurance policy in form and amount acceptable to Lender but in no amount less than the amount sufficient to meet the requirements of applicable Law as such requirements may from time to time be in effect.
     (d) Loss of rental value insurance or business interruption insurance covering a period of at least twelve (12) months in an amount acceptable to Lender.
     (e) Such other and further insurance as may be required from time to time by Lender in order to comply with regular requirements and practices of Lender in similar transactions including, if required by Lender, wind insurance and earthquake insurance, so long as any such insurance is generally available at commercially reasonable premiums as determined by Lender from time to time.

Each policy of insurance (i) shall be issued by one or more insurance companies each of which must have an A.M. Best Company financial and performance rating of A-IX or better and are qualified or authorized by the Laws of the State to assume the risks covered by such policy, (ii) with respect to the insurance described under the preceding Subsections (a), (c) and (d) and (e), shall have attached thereto standard non-contributing, non-reporting mortgagee clauses in favor of and entitling Lender without contribution to collect any and all proceeds payable under such insurance, either as sole payee or as joint payee with the applicable IDOT Guarantor, (iii) shall provide that such policy shall not be canceled or modified without at least thirty (30) days prior written notice to Lender, and (iv) shall provide that any loss otherwise payable thereunder shall be payable notwithstanding any act or negligence of Borrower or the IDOT Guarantors which might, absent such agreement, result in a forfeiture of all or a part of such insurance payment. Borrower shall or shall cause the IDOT Guarantors to promptly pay all premiums when due on such insurance and, not less than thirty (30) days prior to the expiration dates of each such policy, Borrower will deliver or cause IDOT Guarantors to Lender acceptable evidence of insurance, such as a renewal policy or policies marked “premium paid” or other evidence satisfactory to Lender reflecting that all required insurance is current and in force. Borrower shall or shall cause IDOT Guarantors to immediately give notice to Lender of any cancellation of, or change in, any insurance policy. Lender shall not, because of accepting, rejecting, approving or obtaining insurance, incur any liability for (A) the existence, nonexistence, form or legal sufficiency thereof, (B) the solvency of any insurer, or (C) the payment of losses. Borrower or IDOT Guarantors may satisfy any insurance requirement hereunder by providing one or more “blanket” insurance policies, subject to Lender’s approval in each instance as to limits, coverages, forms, deductibles, inception and expiration dates, and cancellation provisions.
Section 4.5   Adjustment of Condemnation and Insurance Claims.
Borrower shall give prompt notice to Lender of any Casualty or any Condemnation or threatened Condemnation. Borrower shall cause the applicable IDOT Guarantor, at its expense, to diligently prosecute any such proceedings, and to consult with Lender, its attorneys and experts, and cooperate with them in the carrying on or defense of any such proceedings. If an Event of Default occurs hereunder, Lender is authorized, at its sole and absolute option, to commence, appear in and prosecute, in its own or the applicable IDOT Guarantor’s name, any action or proceeding relating to any Condemnation or Casualty, and to make proof of loss for and to settle or compromise any Claim in connection therewith. In such case, Lender shall have the right to receive all Condemnation Awards and Insurance Proceeds, and may deduct therefrom any payment all of its Expenses. Borrower agrees to cause the applicable IDOT Guarantor to diligently assert its rights and remedies with respect to each Claim and to promptly pursue the settlement and compromise of each Claim subject to Lender’s approval, which approval shall not be unreasonably withheld or delayed. If, prior to the receipt by Lender of any Condemnation Award or Insurance Proceeds, the Property shall have been sold pursuant to the provisions of the Deed of Trust, Lender shall have the right to receive such funds (a) to the extent of any deficiency found to be due upon such sale with interest thereon (whether or not a deficiency judgment on the Deed of Trust shall have been sought or recovered or denied), and (b) to the extent necessary to reimburse Lender for its Expenses. If any Condemnation Awards or Insurance Proceeds are paid to Borrower or any IDOT Guarantor, Borrower or such IDOT Guarantor shall receive the same in trust for Lender. Within ten (10) days after Borrower’s or IDOT Guarantor’s receipt of any Condemnation Awards or Insurance Proceeds, Borrower shall or shall cause the applicable IDOT Guarantor to deliver such awards or proceeds to Lender in the form in which they were received, together with any endorsements or documents that may be necessary to effectively negotiate or transfer the same to Lender. Borrower agrees to or to cause each IDOT Guarantor to execute and deliver from time to time, upon the request of Lender, such further instruments or documents as may be requested by Lender to confirm the grant and assignment to Lender of any Condemnation Awards or Insurance Proceeds.
Section 4.6   Utilization of Net Proceeds.
Net Proceeds must be utilized either for payment of the Obligations or for the restoration of the Property. Net Proceeds shall be utilized for the restoration of the Property provided that no Event of Default shall have occurred and if in the reasonable judgment of Lender (i) there has been no material adverse change in the financial viability of the construction or operation of the Improvements and (ii) the Net Proceeds, together with other funds deposited with Lender for that purpose, are sufficient to pay the cost of the restoration pursuant to a budget and plans and specifications approved by Lender. Otherwise, Net Proceeds shall be utilized for payment of the Obligations.
If Net Proceeds are to be utilized for the restoration of the Property, the Net Proceeds, together with any other funds deposited with Lender for that purpose, must be deposited in an interest-bearing account with Lender, which account will be assigned to Lender as additional security for the Loan (the “Deposit Account”). In the event of a deficiency in the funds available to complete restoration as herein contemplated Borrower shall deposit funds in an amount equal to such deficiency in the Deposit Account. Lender shall have the exclusive right to manage and control all funds in the Borrower’s Deposit Account, but Lender shall have no fiduciary duty with respect to such funds. Advances of the deposited funds will be made from time to time for the payment of deficient line item amounts, prior to the advance of proceeds of the Loan for such amounts. Disbursements of funds from the Deposit Account will be made in a manner consistent with, and subject to, the Lender’s then standard requirements for the closing and funding of construction loans. Any account fees and charges may be deducted from the balance, if any, in the Borrower’s Deposit Account. Borrower grants to Lender a security interest in the Borrower’s Deposit Account and all such deposited funds hereafter deposited to such deposit account, and any proceeds thereof, as security for the Obligations. Such security interest shall be governed by the Uniform Commercial Code of the State, and Lender shall have available to it all of the rights and remedies available to a secured party thereunder. The Borrower’s Deposit Account may be established and held in such name or names as Lender shall deem appropriate, including in the name of Lender.
Section 4.7   Leases.
Borrower shall cause IDOT Guarantors to enforce the landlord’s rights and perform the landlord’s obligations under each Lease in a commercially reasonable manner unless and until terminated by Borrower in accordance with the terms thereof. All Leases executed by IDOT Guarantors after the date hereof shall be (a) on commercially reasonable terms (including the term and rental rate) based on comparable properties in the geographic region of the Property; (b) with third parties unaffiliated with Borrower, Guarantor or any IDOT Guarantor; (c) specifically subordinate to the lien of the Deed of Trust and (d) for uses that are in compliance with Law.

Section 4.8   Books and Records; Financial Statements; Tax Returns.
          Borrower shall and shall cause Guarantor and each IDOT Guarantor to keep and maintain full and accurate books and records administered in accordance with sound accounting principles, consistently applied, which shall include in detail the earnings and expenses of the Property and the operation thereof. Borrower (a) shall keep and maintain its books and records, including recorded data of any kind and regardless of the medium of recording, at the address of Borrower set forth in Section 9.06 hereof and (b) shall cause Guarantor and each IDOT Guarantor to keep and maintain its books and records, including recorded data of any kind and regardless of the medium of recording, in each case, at 4733 Bethesda Avenue, Suite 800, Bethesda, Maryland 20814. Borrower shall permit and shall cause Guarantor and each IDOT Guarantor to permit Lender, or any Person authorized by Lender, to inspect and examine such books and records (regardless of where maintained) and all supporting vouchers and data and to make copies and extracts therefrom at all reasonable times and as often as may be requested by Lender.
     Borrower will furnish or cause to be furnished to Lender (i) annual audited financial statements, including balance sheets and income statements, together with copies of filed federal and state income tax returns for each of the Borrower, Guarantor, and IDOT Guarantors for each taxable year, within thirty (30) days after filing but in any event not later than one hundred and twenty (120) days after the close of each such taxable year or fiscal year, as applicable and (ii) with reasonable promptness, such additional information, reports or statements in connection therewith, as Lender may from time to time reasonably request. All financial statements submitted pursuant to this paragraph shall be prepared in accordance with generally accepted accounting principles, consistently applied, shall be in form and detail acceptable to Lender in all respects, and shall be certified in writing as true and correct by the Borrower, Guarantor and each of the IDOT Guarantors, as applicable. Notwithstanding the foregoing or anything to the contrary contained herein, Borrower may provide to Lender such information as required hereunder on a consolidated basis together with the information as required for each of the Guarantor and IDOT Guarantors provided that Borrower shall provide to Lender and Lender shall be entitled to receive such financial information as necessary for Lender to calculate covenants and/or ratios as required pursuant to this Loan Agreement, including without limitation the Debt Service Coverage Ratio.
Section 4.9   Debt Service Coverage.
The minimum Debt Service Coverage Ratio (as hereinafter defined), as calculated by Lender, shall be (a) 1.00 to 1 as tested within thirty (30) days following the One Year Anniversary Date (the “One Year Anniversary Date Debt Service Coverage Ratio Test”) and (b) 1.15 to 1 as tested at least thirty (30) days prior to the Two Year Anniversary Date but no more than sixty (60) days prior to the Two Year Anniversary Date (the “Two Year Anniversary Date Debt Service Coverage Ratio Test”).
Section 4.10   Estoppel Certificates.
Within ten (10) Business Days after any request by Lender or a proposed assignee or purchaser of the Loan or any interest therein, Borrower shall certify in writing to Lender, or to such proposed assignee or purchaser, the then unpaid balance of the Loan and whether Borrower claims any right of defense or setoff to the payment or performance of any of the Obligations, and if Borrower claims any such right of defense or setoff, Borrower shall give a detailed written description of such claimed right.
Section 4.11   Taxes.
Borrower shall pay and discharge all Taxes prior to the date on which penalties are attached thereto.
Section 4.12   Notification by Borrower.
Borrower will promptly give notice to Lender of the occurrence of any Default or Event of Default hereunder or under any of the other Loan Documents. Borrower will also promptly give (or cause to be given) notice to Lender of any claim of a default by Borrower or any IDOT Guarantor or any claim by Borrower or any IDOT Guarantor of a default by any other party, under any Lease, or other contract or agreement pertaining to the ownership, operation or use of the Property.
Section 4.13   Indemnification by Borrower.
Borrower agrees to indemnify Lender and to hold Lender harmless from and against, and to defend Lender by counsel approved by Lender against, any and all Claims directly or indirectly arising out of or resulting from any transaction, act, omission, event or circumstance in any way connected with the Property or the Loan, including any Claim arising out of or resulting from (a) any failure by Borrower or any IDOT Guarantor to comply with the requirements of any Laws or to comply with any agreement that applies or pertains to the Property, including any agreement with a broker or “finder” in connection with the Loan or other financing of the Property; (b) any failure by Borrower or any IDOT Guarantor to observe and perform any of the obligations imposed upon the landlord under the Leases; (c) any other default or Event of Default hereunder or under any of the other Loan Documents; or (d) any assertion or allegation that Lender is liable for any act or omission of Borrower, any IDOT Guarantor or any other Person in connection with the ownership, development, financing, leasing, operation or sale of the Property; provided, however, that Borrower shall not be obligated to indemnify Lender with respect to any Claim arising from the gross negligence or willful misconduct of Lender. The agreements and indemnifications contained in this Section shall apply to Claims arising both before and after the repayment of the Loan and shall survive the repayment of the Loan, any foreclosure or deed, assignment or conveyance in lieu thereof and any other action by Lender to enforce the rights and remedies of Lender hereunder or under the other Loan Documents.
Section 4.14   Fees and Expenses.
Borrower shall pay all fees, charges, costs and expenses required to satisfy the conditions of the Loan Documents. Without limitation of the foregoing, Borrower will pay, when due, and if paid by Lender will reimburse Lender on demand for, all fees and expenses of the title insurer, environmental engineers, appraisers, surveyors and Lender’s counsel in connection with the closing, administration, modification or any “workout” of the Loan, or the enforcement of Lender’s rights and remedies under any of the Loan Documents.

Section 4.15  Negative Covenants.
     So long as the Loan is outstanding, without Lender’s prior written consent:
(a)	Merger. No IDOT Guarantor may merge or consolidate into any Person or permit any other Person to merge into it, or acquire (in a transaction analogous in purpose or effect to a consolidation or merger) all or substantially all of the assets of any other Person.
(b)	Distributions. Upon the occurrence of an Event of Default, none of Borrower, Guarantor or IDOT Guarantor may directly or indirectly make any distribution of money or property to any of its partners/members/ shareholders or make any loan or advance to Borrower, Guarantor or an IDOT Guarantor, or pay any fees or other compensation to any of such Persons.
(c)	Indebtedness. No IDOT Guarantor may create, incur, assume or suffer to exist any indebtedness except for trade payables incurred in the ordinary course of business.
(d)	Guaranties. No IDOT Guarantor may assume, guarantee or endorse or otherwise become directly or contingently liable in connection with any other liability of any other Person; provided, however, that the foregoing shall not prohibit the endorsement of negotiable instruments for deposit or collection and similar transactions in the ordinary course of business.
(e)	Investments. No IDOT Guarantor may acquire all or any portion of the stock, securities or assets of any Person.
(f)	Encumbrances. No IDOT Guarantor may create, purport to create, or suffer to exist any lien, encumbrance, mortgage or security interest on any of such IDOT Guarantor’s property, except presently existing liens in favor of Lender.
Section 4.16  Appraisals.
The Lender shall have the right (at Lender’s expense, unless the Loan is in default or the appraisal is in connection with an extension or other modification of the Loan) to require an updated appraisal of the Property periodically during the term of the Loan and upon the occurrence of a default, which appraisal(s) shall be prepared by an appraiser or appraisers designated by the Lender and shall be in all respects acceptable to the Lender in its sole, but reasonable, discretion. The Borrower shall reimburse the Lender for all costs and expenses incurred by the Lender in connection with the preparation and review of the initial appraisal and, if the loan is in default or the appraisal is in connection with an extension or other modification of the Loan, updated appraisals.
Section 4.17  Publicity.
Subject to Borrower’s reasonable consent, Lender may, at Lender’s expense, prepare and furnish to the news media for publication from time to time news releases with respect to Lender’s involvement with the financing contemplated hereunder.
Deed of Agreement and Declaration of Covenants, Easements, Charges and Liens.

     Within thirty (30) days following the Closing Date, Borrower shall deliver to Lender an estoppel certificate in form and substance acceptable to Lender in Lender’s sole discretion from The Columbia Park and Recreation Association, Inc. (the “Grantor”) evidencing that the applicable IDOT Guarantor and Grantor is in compliance with the obligations and requirements set forth in the Deed, Agreement and Declaration of Covenants, Easements, Charges and Liens dated as of December 13, 1966 as recorded in the Land Records of Howard County at Liber WHH 463, folio 0158.
ARTICLE V
Conditions to Closing
          Lender shall not be required to make any Advance hereunder until the requirements, conditions and other requirements set forth below have been completed and fulfilled to the reasonable satisfaction of Lender, at Borrower’s sole cost and expense.
Section 5.1  Pre-Closing Requirements. At or prior to the closing of the Loan, Lender shall have received each of the following, in form and substance acceptable to Lender:
(a)	A commitment for the Title Policy issued by a title insurance company approved by Lender, complying with Lender’s standard requirements therefor.

(b)	A copy of an ALTA/ACSM Survey of each Property prepared for IDOT Guarantors, dated on or about the date of acquisition of the Property by IDOT Guarantors.

(c)	Certificates and/or policies of insurance indicating that all insurance required hereunder is in place.

(d)	Evidence that the Property is zoned so as to permit the use and occupancy thereof in its current state.

(e)	A copy of Borrower’s, Guarantor’s and each IDOT Guarantor’s organizational documents, certificates of good standing certified by the secretaries State of Delaware and/or Maryland, as applicable; and resolutions and consents of any parties necessary to authorize the transaction described herein.

(f)	Other agreements, documents and exhibits, without limitation, which may be required, in Lender’s judgment, to assure compliance with the requirements of this Agreement.

Section 5.2 Security. As security for the Note and all of the Borrower’s obligations thereunder and hereunder, the Borrower shall execute and deliver to Lender or cause to be executed and delivered to Lender, as the case may be, the following documents at Borrower’s cost and expense, which documents shall be in form and substance satisfactory to Lender.

(a)	The Deed of Trust executed and delivered by the IDOT Guarantors for the benefit of the Lender.

     (b) IDOT Guarantors shall have executed and delivered that certain Assignment of Rents and Leases for the benefit of the Lender.
     (c) Uniform Commercial Code financing statements perfecting Lender’s security interests granted pursuant to the Deed of Trust (as the same may be amended, modified, supplemented, replaced, or restated from time to time, the “Financing Statement”).
     (d) The Corporate Guaranty shall be executed and delivered by Guarantor.
     (e) The IDOT Guaranty shall be executed and delivered by IDOT Guarantors.
     (f) An Environmental Indemnification Agreement shall be executed and delivered by Borrower, Guarantor and IDOT Guarantors in favor of Lender.
     (g) Borrower, Guarantor and/or IDOT Guarantors shall deliver such additional documents and instruments as Lender shall require in order to perfect the Lender’s interest in any of the foregoing property. All Loan Documents shall be in form and substance satisfactory to Lender, and all necessary filing and recording fees with respect thereto shall be paid by the Borrower.
Section 5.3  Opinion of Counsel. Lender shall have received from outside counsel for Borrower, Guarantor and IDOT Guarantors current written opinions, in scope, form and substance acceptable to Lender. The opinions shall be addressed to Lender.
Section 5.4  Appraisal. Prior to the Closing Date, Lender shall have received MAI appraisals indicating the value of the Property. The appraisals shall be addressed to Lender, prepared by an appraiser acceptable to Lender in substantial conformance with the regulations promulgated by the appropriate federal regulatory agency pursuant to Section 1110 of the Financial Institutions Reform, Recovery and Enforcement Act of 1989 (12 U.S.C. § 3339), as amended, and the regulations thereunder, and shall have been reviewed and approved by Lender and/or its consultant.
Section 5.5  Additional Security. As additional security for the Note and all of the Borrower’s obligations thereunder and hereunder, Borrower hereby irrevocably assigns to Lender and grants to Lender a security interest in all of its right, title and interest in and to all Loan funds held by Lender, all funds deposited by the Borrower with Lender under this Agreement or otherwise, and all reserves, deferred payments, deposits, refunds, cost savings and payments of any kind relating to the Property. In addition, Lender shall have all other rights and remedies with respect to any of the foregoing which are provided under applicable law or in equity.
ARTICLE VI
Events of Default.
The occurrence or happening, from time to time, of any one or more of the following shall constitute an Event of Default under this Agreement:
Section 6.1  Payment Default.

            Borrower fails to pay any Obligation under this Agreement within ten (10) days of the date when due or within ten (10) days following prior written notice as such notice may be required pursuant to this Section 6.1, whether on the scheduled due date or upon acceleration, maturity or otherwise provided that so long as there is availability under the Interest Reserve and there remains Borrower Base Availability to make any such advance from the Interest Reserve, Lender shall first provide Borrower with prior written notice of failure to make any debt service payment due hereunder on a Payment Date.
Section 6.2   Default Under Other Loan Documents.
An Event of Default (as defined therein) occurs under the Note or the Deed of Trust, or a Default shall occur under any of the other Loan Documents and shall remain uncured after the expiration of any grace or cure period provided therefor.
Section 6.3   Accuracy of Information; Representations and Warranties.
Any information contained in any financial statement, schedule, report or any other document prepared by Borrower, Guarantor or any IDOT Guarantor to Lender in connection with the Loan proves at any time not to have been be in all respects true and accurate in all material respects, or Borrower, Guarantor or any IDOT Guarantor shall have failed to state any material fact or any fact necessary to make such information not materially misleading, or any representation or warranty contained in this Agreement or in any other Loan Document or other document, certificate or opinion delivered to Lender in connection with the Loan, proves at any time to be incorrect or misleading in any material respect either on the date when made or on the date when reaffirmed pursuant to the terms of this Agreement.
Section 6.4   Deposits
Any IDOT Guarantor fails or Borrow fails to cause such IDOT Guarantor to deliver to Lender any Condemnation Awards or Insurance Proceeds within ten (10) Business Days after its receipt thereof.
Section 6.5   Insurance Obligations.
Borrower fails to promptly perform or comply with any of the covenants contained in the Loan Documents with respect to maintaining insurance, including the covenants contained in 0.
Section 6.6   Other Obligations.
Borrower fails to promptly perform or comply with any of the Obligations set forth in this Agreement (other than those expressly described in other Sections of this 0), and such failure continues uncured for a period of thirty (30) days after notice from Lender to Borrower, unless (a) such failure, by its nature, is not reasonably susceptible to cure within such period, and (b) within such period, Borrower commences to cure such failure and thereafter diligently prosecutes the cure thereof, and (c) Borrower causes such failure to be cured no later than sixty (60) days after the date of such notice from Lender.
Section 6.7   Mechanic’s Lien.

A lien for the performance of work or the supply of materials is filed against the Property, unless, within thirty (30) days after the date of filing or service, such lien is bonded and released of record, waived, covered by affirmative title insurance coverage acceptable to Lender or is otherwise satisfied and released to the satisfaction of Lender.
Section 6.8   Bankruptcy.
Any of Borrower, Guarantor, an IDOT Guarantor or the general partner of Borrower shall commit an act of bankruptcy; or shall apply for, consent to or permit the appointment of a receiver, custodian, trustee or liquidator for it or any of its property or assets; or shall generally fail to, or admit in writing its inability to, pay its debts as they mature; or shall make a general assignment for the benefit of creditors or shall be adjudicated bankrupt or insolvent; or shall take other similar action for the benefit or protection of its creditors; or shall give notice to any governmental body of insolvency of pending insolvency or suspension of operations; or shall file a voluntary petition in bankruptcy or a petition or an answer seeking reorganization or an arrangement with creditors, or to take advantage of any bankruptcy, reorganization, insolvency, readjustment of debt, rearrangement, dissolution, liquidation or other similar debtor relief law or statute; or shall file an answer admitting the material allegations of a petition filed against it in any proceeding under any such law or statute; or shall be dissolved, liquidated, terminated or merged; or shall effect a plan or other arrangement with creditors; or a trustee, receiver, liquidator or custodian shall be appointed for it or for any of its property or assets and shall not be discharged within sixty (60) days after the date of his appointment; or a petition in involuntary bankruptcy or similar proceedings is filed against it and is not dismissed within sixty (60) days after the date of its filing
Section 6.9   Judgment.
A final nonappealable judgment for the payment of money involving more than $500,000, and such judgment is not fully insured and/or the proceeds of such insurance are not available to cover such judgment, is entered against Borrower, Guarantor or any IDOT Guarantor, and Borrower, Guarantor or such IDOT Guarantor fails to discharge the same, or causes it to be discharged or bonded off to Lender’s satisfaction, within thirty (30) days from the date of the entry of such judgment.
Section 6.10   Change in Business Status; Modification of Organizational Documents.
Unless the written consent of Lender is previously obtained, not to be unreasonably withheld, (i) all or substantially all of the business assets of Borrower, Guarantor or any IDOT Guarantor are sold, or (ii) Borrower, Guarantor or any IDOT Guarantor is dissolved (by virtue of a transfer that is not a Permitted Transfer or does not otherwise constitute a transfer permitted pursuant to the terms of this Agreement) or otherwise ceases to do business.
Section 6.11   Material Adverse Change.
In the reasonable opinion of Lender a Material Adverse Change occurs.
Section 6.12   Transfer or Encumbrances of Membership Interests.

Except for Permitted Transfers, if any owner of an interest in the Borrower or any IDOT Guarantor (i) sells, assigns, mortgages, pledges, hypothecates, transfers or otherwise encumbers or permits to be encumbered any or all of its interest in the Borrower or such IDOT Guarantor or withdraws voluntarily or involuntarily (by operation of law or otherwise) from the Borrower or such IDOT Guarantor or (ii) admits any new members or partners, as applicable.
Section 6.13   Accuracy of Fiscal Year End 2005 Financial Information.
The audited fiscal year end 2005 financial statements of the Guarantor are materially different, as such determination shall be made by Lender in Lender’s sole discretion, from the draft financial statements of Guarantor delivered to Lender in conjunction with the underwriting of the Loan.
ARTICLE VII
Remedies on Default.
Section 7.1   Remedies on Default.
Upon the occurrence of any Event of Default, Lender shall have the right, in addition to any other rights or remedies available to Lender under the Deed of Trust or any of the other Loan Documents or under applicable Law, to exercise any one or more of the following rights and remedies:

(a)	Lender may accelerate all of Borrower’s Obligations under the Loan Documents whereupon such Obligations shall become immediately due and payable, without notice of default, acceleration or intention to accelerate, presentment or demand for payment, protest or notice of nonpayment or dishonor, or notices or demands of any kind or character (all of which are hereby waived by Borrower).

(b)	Lender may apply to any court of competent jurisdiction for, and obtain appointment of, a receiver for the Property.

(c)	Lender may set off the amounts due Lender under the Loan Documents against any and all accounts, credits, money, securities or other property of Borrower now or hereafter on deposit with, held by or in the possession of Lender to the credit or for the account of Borrower, without notice to or the consent of Borrower.
Section 7.2   No Release or Waiver; Remedies Cumulative and Concurrent.
Borrower shall not be relieved of any Obligation by reason of the failure of Lender to comply with any request of Borrower or of any other Person to take action to foreclose on the Property under the Deed of Trust or otherwise to enforce any provision of the Loan Documents, or by reason of the release, regardless of consideration, of all or any part of the Property. No delay or omission of Lender to exercise any right, power or remedy accruing upon the happening of an Event of Default shall impair any such right, power or remedy or shall be construed to be a waiver of any such Event of Default or any acquiescence therein. No delay or omission on the part of Lender to exercise any option for acceleration of the maturity of the Obligations, or for foreclosure of the Deed of Trust following any Event of Default as aforesaid, or any other option granted to Lender hereunder in any one or more instances, or the acceptance by Lender of any partial payment on account of the Obligations shall constitute a waiver of any such Event of Default and each such option shall remain continuously in full force and effect. No remedy herein conferred upon or reserved to Lender is intended to be exclusive of any other remedies provided for in the Loan Documents, and each and every such remedy shall be cumulative, and shall be in addition to every other remedy given hereunder, or under the Loan Documents, or now or hereafter existing at Law or in equity or by statute. Every right, power and remedy given by the Loan Documents to Lender shall be concurrent and may be pursued separately, successively or together against Borrower, Guarantor, any IDOT Guarantor or the Property or any part thereof, and every right, power and remedy given by the Loan Documents may be exercised from time to time as often as may be deemed expedient by Lender.
Section 7.3   Lender’s Rights to Pay and Reform.
If, after any required notice, Borrower fails to promptly pay or perform any of the Obligations within any applicable grace or cure periods, Lender, without notice to or demand upon Borrower, and without waiving or releasing any Obligation or default, may (but shall be under no obligation to) at any time thereafter make such payment or perform such act for the account and at the expense of Borrower.
Section 7.4   Reimbursement; Interest.
If Lender shall incur any expenses or pay any claims by reason of the Loan or the rights and remedies provided under the Loan Documents (regardless of whether or not any of the Loan Documents expressly provide for an indemnification by Borrower against such claims), Lender’s payment of such expenses and claims shall constitute advances to Borrower which shall be paid by Borrower to Lender on demand, together with interest thereon from the date incurred until paid in full at the rate of interest then applicable to the Loan under the terms of the Note. Each advance shall be secured by the Deed of Trust and the other Loan Documents as fully as if made to Borrower, regardless of the disposition thereof by the party or parties to whom such advance is made. Notwithstanding the foregoing, however, in any action or proceeding to foreclose the Deed of Trust or to recover or collect the Obligations, the provisions of Law governing the recovery of costs, disbursements and allowances shall prevail unaffected by this Section.
ARTICLE VIII
Property Release
Section 8.1   Right to Release.
Borrower shall have the right, from time to time, to obtain a partial release (“Partial Release”) of one or more parcels comprising the Property from the lien of the Deed of Trust and related Financing Statements in connection with the sale thereof in accordance with the provisions of this Article VIII (the portion of Property so released hereinafter referred to as the “Released Portion”).

Section 8.2  Terms of Release.
As used herein, “Release Price” shall have the meaning set forth on Schedule 2 attached hereto and made a part hereof. Lender shall allow for one or more Partial Releases upon satisfaction of the following conditions: (i) Lender shall have received payment of an amount equal to the Release Price by wire transfer or other immediately available funds, which shall be applied in partial prepayment of the principal balance of the Note, (ii) after giving effect to such Partial Release, the outstanding principal balance under the Loan shall be no greater than eighty percent (80%) of the aggregate Release Prices of the remaining Property; (iii) Borrower shall have paid all costs in connection with the Partial Release; (iv) at the time of such Partial Release, no Default shall have occurred and be continuing hereunder, (v) Borrower shall have delivered to Lender the documents necessary to release the Released Portion from the lien created by the Deed of Trust and Financing Statements, each in appropriate form required by the State and otherwise reasonably satisfactory to Lender; (vi) Borrower shall have paid all amounts then due and unpaid under the Loan Documents through (and including) amounts due on the date of Partial Release, and (vii) Borrower shall have paid Lender’s reasonable out-of-pocket expenses (including reasonable attorneys’ fees) incurred in connection with the review and documentation of such Partial Release.
Section 8.3  Liens of Deed of Trust Otherwise Unaffected.
No Partial Release shall, in any way, impair or affect the lien or priority of the Deed of Trust with respect to any portion of the Property other than the Released Portion, or improve the position of any subordinate lienholder with respect thereto. The Deed of Trust shall continue as a lien and security interest on the portion of the Property other than the Released Portion.
Section 8.4  Reduction in Borrowing Base Availability.
Upon the Partial Release of Property, the Release Price of such Released Portion shall no longer be included in the calculation of Borrowing Base Availability as set forth under Section 2.1 hereof and Borrowing Base Availability shall be calculated based on the Release Price of the remaining Property.
Section 8.5  Property Substitution.
Borrower may request and Lender may consider a substitution of real property collateral for the Released Portion of the Property. Such substitution shall be in Lender’s sole discretion and subject to the Lender’s then applicable underwriting standards and the Lender’s evaluation of the economic performance of the proposed substitution property.
ARTICLE IX
Miscellaneous.
Section 9.1  Further Assurances; Authorization to File Documents.

     At any time, and from time to time, upon request by Lender, Borrower shall or shall cause IDOT Guarantors to, at Borrower’s expense, (a) correct any defect, error or omission which may be discovered in the form or content of any of the Loan Documents, and (b) make, execute, deliver and record, or cause to be made, executed, delivered and recorded, any and all further instruments, certificates and other documents as may, in the opinion of Lender, be necessary or desirable in order to complete, perfect or continue and preserve the lien of the Deed of Trust. Upon any failure by Borrower to do so, Lender may make, execute and record any and all such instruments, certificates and other documents for and in the name of Borrower, all at the sole expense of Borrower, and Borrower hereby appoints Lender the agent and attorney-in-fact of Borrower to do so, this appointment being coupled with an interest and being irrevocable. Without limitation of the foregoing, Borrower irrevocably authorizes Lender at any time and from time to time to file any initial financing statements, amendments thereto and continuation statements deemed necessary or desirable by Lender to establish or maintain the validity, perfection and priority of the security interests granted in the Deed of Trust, and Borrower ratifies any such filings made by Lender prior to the date hereof.
Section 9.2   No Warranty by Lender.
     By accepting or approving anything required to be observed, performed or fulfilled by Borrower or to be given to Lender pursuant to this Agreement, including any certificate, survey, receipt, appraisal or insurance policy, Lender shall not be deemed to have warranted or represented the sufficiency, legality, effectiveness or legal effect of the same, or of any term, provision or condition thereof and any such acceptance or approval thereof shall not be or constitute any warranty or representation with respect thereto by Lender.
Section 9.3   Standard of Conduct of Lender.
     Except as otherwise set forth in this Agreement, nothing contained in this Agreement or any other Loan Document shall limit the right of Lender to exercise its business judgment or to act, in the context of the granting or withholding of any advance or consent under this Agreement or any other Loan Document, in a subjective manner, whether or not objectively reasonable under the circumstances, so long as Lender’s exercise of its business judgment or action is made or undertaken in good faith. Borrower and Lender intend by the foregoing to set forth and affirm their entire understanding with respect to the standard pursuant to which Lender’s duties and obligations are to be judged and the parameters within which Lender’s discretion may be exercised hereunder and under the other Loan Documents. As used herein, “good faith” means honesty in fact in the conduct and transaction concerned.
Section 9.4   No Partnership
Nothing contained in this Agreement shall be construed in a manner to create any relationship between Borrower and Lender other than the relationship of borrower and lender and Borrower and Lender shall not be considered partners or co-venturers for any purpose on account of this Agreement.
Section 9.5   Severability.
In the event any one or more of the provisions of this Agreement or any of the other Loan Documents shall for any reason be held to be invalid, illegal or unenforceable, in whole or in part or in any other respect, or in the event any one or more of the provisions of any of the Loan Documents operates or would prospectively operate to invalidate this Agreement or any of the other Loan Documents, then and in either of those events, at the option of Lender, such provision or provisions only shall be deemed null and void and shall not affect the validity of the remaining Obligations, and the remaining provisions of the Loan Documents shall remain operative and in full force and effect and shall in no way be affected, prejudiced or disturbed thereby.
Section 9.6   Notices.
All notices required or which any party desires to give hereunder or under any other Loan Document shall be in writing and, unless otherwise specifically provided in such other Loan Document, shall be deemed sufficiently given or furnished if delivered by personal delivery, by nationally recognized overnight courier service or by certified United States mail, postage prepaid, addressed to the party to whom directed at the applicable address set forth below (unless changed by similar notice in writing given by the particular party whose address is to be changed). Any notice shall be deemed to have been given either at the time of personal delivery or, in the case of courier or mail, as of the date of first attempted delivery at the address and in the manner provided herein; provided that service of a notice required by any applicable statute shall be considered complete when the requirements of that statute are met. Notwithstanding the foregoing, no notice of change of address shall be effective except upon actual receipt. This Section shall not be construed in any way to affect or impair any waiver of notice or demand provided in this Agreement or in any other Loan Document or to require giving of notice or demand to or upon any Person in any situation or for any reason.
The address and fax number of Borrower are:
Asset Capital Corporation, Inc.
4733 Bethesda Avenue
Suite 800
Bethesda, Maryland 20814
Attention: Peter C. Minshall
Fax Number: 301-656-1960
With a copy to:
Kennerly, Lamishaw & Rossi LLP
707 Wilshire Boulevard, Suite 1400
Los Angeles, California 90017
Attn: Howard Parelskin, Esq.
Fax: 213-596-5791
The address and fax number of Lender are:
Citizens Bank of Pennsylvania
7 East Market Street
Georgetown, Delaware 19947
Attn: Gayle Rogers

Fax Number: 302-855-1868
with a copy to:
Buchanan Ingersoll, PC
1770 K Street, NW, Suite 300
Washington, D.C. 20006
Attn: Ronald D. Abramson, Esq.
Fax Number: 202-452-7989
Section 9.7  Permitted Successors and Assigns; Disclosure of Information.
     (a) Each and every one of the covenants, terms, provisions and conditions of this Agreement and the Loan Documents shall apply to, bind and inure to the benefit of Borrower, its successors and those assigns of Borrower consented to in writing by Lender, and shall apply to, bind and inure to the benefit of Lender and the endorsees, transferees, successors and assigns of Lender, and all Persons claiming under or through any of them.
     (b) Borrower agrees not to transfer, assign, pledge or hypothecate any right or interest in any payment or advance due pursuant to this Agreement, or any of the other benefits of this Agreement, without the prior written consent of Lender, which consent may be withheld by Lender in its sole and absolute discretion. Any such transfer, assignment, pledge or hypothecation made or attempted by Borrower without the prior written consent of Lender shall be void and of no effect. No consent by Lender to an assignment shall be deemed to be a waiver of the requirement of prior written consent by Lender with respect to each and every further assignment and as a condition precedent to the effectiveness of such assignment.
     (c) Lender may sell or offer to sell the Loan or interests therein to one or more assignees or participants provided that either Lender or one such assignee or participant shall be designated as “agent” for purposes of notice hereunder and submission of information and payments by Borrower required hereunder. Borrower shall execute, acknowledge and deliver any and all instruments reasonably requested by Lender in connection therewith, and to the extent, if any, specified in any such assignment or participation, such assignee(s) or participant(s) shall have the same rights and benefits with respect to the Loan Documents as such Person(s) would have if such Person(s) were Lender hereunder. Lender may disseminate any information it now has or hereafter obtains pertaining to the Loan, including any security for the Loan, any credit or other information on the Property (including environmental reports and assessments), Borrower, any of Borrower’s principals, Guarantor or any IDOT Guarantor, to any actual or prospective assignee or participant, to any regulatory body having jurisdiction over Lender or to any other party as necessary or appropriate in Lender’s reasonable judgment.
Section 9.8  Modification; Waiver.
None of the terms or provisions of this Agreement may be changed, waived, modified, discharged or terminated except by instrument in writing executed by the party or parties against whom enforcement of the change, waiver, modification, discharge or termination is asserted. None of the terms or provisions of this Agreement shall be deemed to have been abrogated or waived by reason of any failure or failures to enforce the same.

Section 9.9   Third Parties; Benefit.
All conditions to the obligation of Lender to make advances hereunder are imposed solely and exclusively for the benefit of Lender and its assigns and no other Persons shall have standing to require satisfaction of such conditions in accordance with their terms or be entitled to assume that Lender will refuse to make advances in the absence of strict compliance with any or all thereof and no other Person shall, under any circumstances, be deemed to be the beneficiary of such conditions, any or all of which may be freely waived in whole or in part by Lender at any time in the sole and absolute exercise of its discretion. The terms and provisions of this Agreement are for the benefit of the parties hereto and, except as herein specifically provided, no other Person shall have any right or cause of action on account thereof.
Section 9.10   Rules of Construction.
The words “hereof,” “herein,” “hereunder,” “hereto,” and other words of similar import refer to this Agreement in its entirety. The terms “agree” and “agreements” mean and include “covenant” and “covenants.” The words “include” and “including” shall be interpreted as if followed by the words “without limitation.” The captions and headings contained in this Agreement are included herein for convenience of reference only and shall not be considered a part hereof and are not in any way intended to define, limit or enlarge the terms hereof. All references (a) made in the neuter, masculine or feminine gender shall be deemed to have been made in all such genders, (b) made in the singular or plural number shall be deemed to have been made, respectively, in the plural or singular number as well, (c) to the Loan Documents are to the same as extended, amended, restated, supplemented or otherwise modified from time to time unless expressly indicated otherwise, (d) to the Land, the Improvements or the Property shall mean all or any portion of each of the foregoing, respectively, and (e) to Articles, Sections and Schedules are to the respective Articles, Sections and Schedules contained in this Agreement unless expressly indicated otherwise.
Section 9.11   Counterparts.
This Agreement may be executed in any number of counterparts, each of which shall be considered an original for all purposes; provided, however, that all such counterparts shall together constitute one and the same instrument.
Section 9.12   Governing Law.
This Agreement shall be governed by and construed, interpreted and enforced in accordance with the laws of the State.
Section 9.13   Time of Essence.
Time shall be of the essence for each and every provision of this Agreement of which time is an element.
Section 9.14   Electronic Transmission of Data.

Lender and Borrower agree that certain data related to the Loan (including confidential information, documents, applications and reports) may be transmitted electronically, including transmission over the Internet. This data may be transmitted to, received from or circulated among agents and representatives of Borrower and/or Lender and their affiliates and other Persons involved with the subject matter of this Agreement. Borrower acknowledges and agrees that (a) there are risks associated with the use of electronic transmission and that Lender does not control the method of transmittal or service providers, (b) Lender has no obligation or responsibility whatsoever and assumes no duty or obligation for the security, receipt or third party interception of any such transmission, and (c) Borrower will release, hold harmless and indemnify Lender from any claim, damage or loss, including that arising in whole or part from Lender’s strict liability or sole, comparative or contributory negligence, which is related to the electronic transmission of data.
Section 9.15   Intentionally Omitted.
Section 9.16   Forum.
Borrower hereby irrevocably submits generally and unconditionally for itself and in respect of its property to the jurisdiction of any state court or any United States federal court sitting in the State specified in the governing law section of this Agreement and to the jurisdiction of any state court or any United States federal court sitting in the state in which any of the Property is located, over any Dispute. Borrower hereby irrevocably waives, to the fullest extent permitted by Law, any objection that Borrower may now or hereafter have to the laying of venue in any such court and any claim that any such court is an inconvenient forum. Borrower hereby agrees and consents that, in addition to any methods of service of process provided for under applicable law, all service of process in any such suit, action or proceeding in any state court or any United States federal court sitting in the state specified in the governing law section of this Agreement may be made by certified or registered mail, return receipt requested, directed to Borrower at its address for notice set forth in this Agreement, or at a subsequent address of which Lender received actual notice from Borrower in accordance with the notice section of this Agreement, and service so made shall be complete five (5) days after the same shall have been so mailed. Nothing herein shall affect the right of Lender to serve process in any manner permitted by Law or limit the right of Lender to bring proceedings against Borrower in any other court or jurisdiction.
Section 9.17   WAIVER OF JURY TRIAL.
BORROWER AND LENDER WAIVE TRIAL BY JURY IN RESPECT OF ANY DISPUTE (AS SUCH TERM IS DEFINED IN SCHEDULE 1 ATTACHED HERETO) AND ANY ACTION ON SUCH DISPUTE. THIS WAIVER IS KNOWINGLY, WILLINGLY AND VOLUNTARILY MADE BY BORROWER AND LENDER, AND BORROWER AND LENDER HEREBY REPRESENT THAT NO REPRESENTATIONS OF FACT OR OPINION HAVE BEEN MADE BY ANY PERSON OR ENTITY TO INDUCE THIS WAIVER OF TRIAL BY JURY OR TO IN ANY WAY MODIFY OR NULLIFY ITS EFFECT. THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE PARTIES ENTERING INTO THE LOAN DOCUMENTS. BORROWER AND LENDER ARE EACH HEREBY AUTHORIZED TO FILE A COPY OF THIS SECTION

IN ANY PROCEEDING AS CONCLUSIVE EVIDENCE OF THIS WAIVER OF JURY TRIAL. BORROWER FURTHER REPRESENTS AND WARRANTS THAT IT HAS BEEN REPRESENTED IN THE SIGNING OF THIS AGREEMENT AND IN THE MAKING OF THIS WAIVER BY INDEPENDENT LEGAL COUNSEL, OR HAS HAD THE OPPORTUNITY TO BE REPRESENTED BY INDEPENDENT LEGAL COUNSEL SELECTED OF ITS OWN FREE WILL, AND THAT IT HAS HAD THE OPPORTUNITY TO DISCUSS THIS WAIVER WITH COUNSEL.
Section 9.18  Entire Agreement.
The Loan Documents constitute the entire understanding and agreement between Borrower and Lender with respect to the transactions arising in connection with the Loan, and supersede all prior written or oral understandings and agreements between Borrower and Lender with respect to the matters addressed in the Loan Documents. In particular, and without limitation, the terms of any commitment by Lender to make the Loan are merged into the Loan Documents. Except as incorporated in writing into the Loan Documents, there are no representations, understandings, stipulations, agreements or promises, oral or written, with respect to the matters addressed in the Loan Documents.
[SIGNATURES APPEAR ON FOLLOWING PAGES]

IN WITNESS WHEREOF, Borrower and Lender have caused this Agreement to be executed under seal as of the date first above written.

BORROWER:

ASSET CAPITAL PARTNERS, L.P., a Delaware limited partnership

By:	ACC GP, LLC, a Delaware limited liability company, its general partner

By: Asset Capital Corporation, Inc., a Maryland corporation, its sole member

	By:	/s/ Peter Minshall

	Name:	Peter Minshall
	Title:	Chief Executive Officer

LENDER: CITIZENS BANK OF PENNSYLVANIA, a Pennsylvania banking corporation
By:	/s/ Gayle R. Rogers
	Name:	Gayle R. Rogers
	Title:	Senior Vice President

[Signature Page to Loan Agreement]